PAGE 25 OF 25 PAGES

                                    EXHIBIT A

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


DATED: August 22, 2007



                                      By:   /s/ Kim M. Silva
                                           ----------------------------------
                                           Kim M. Silva

                                           Attorney-in-Fact for:

                                           SPO PARTNERS II, L.P.(1)
                                           SPO ADVISORY PARTNERS, L.P.(1)
                                           SAN FRANCISCO PARTNERS II, L.P.(1)
                                           SF ADVISORY PARTNERS, L.P.(1)
                                           SPO ADVISORY CORP.(1)
                                           JOHN H. SCULLY(1)
                                           WILLIAM E. OBERNDORF(1)
                                           WILLIAM J. PATTERSON(1)
                                           PHOEBE SNOW FOUNDATION, INC.(1)
                                           THE ELIZABETH R. & WILLIAM J.
                                             PATTERSON FOUNDATION(1)
                                           ELI J. WEINBERG(1)

                                           (1) A Power of Attorney authorizing
                                           Kim M. Silva to act on behalf of this
                                           person or entity has been previously
                                           filed with the Securities and
                                           Exchange Commission.